EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

May 6, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Current Report on Form 8-K dated May 2, 2002 of Coach, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

                  /s/ Arthur Andersen LLP
                  -----------------------
                  Arthur Andersen LLP


cc:      Michael F. Devine, III
         Senior Vice President and Chief Financial Officer
         Coach, Inc.